THE SOMERSET GROUP, INC.
		Consolidated Statements of Shareholders' Equity
		January 1, 1998 to September 30, 1999

 (unaudited)		                                       Capital   	Accumulated

		                                                 in Excess     	Other
	                                        Common	   of Stated	Comprehensive	 Retained	  Treasury
                                         	Stock	      Value	    Income	     Earnings	   Shares         Total

Balance January 1, 1998               $1,855,000  $3,549,000   ($22,000) $28,078,000    $   --	    $33,460,000
Comprehensive Income:
Net income January 1 to September
 30, 1998 	                                  ---	        ---	       ---	   2,210,000        ---	     2,210,000
Unrealized gains on short-term invest
  ments,net of deferred income taxes         ---	        ---	    24,000          ---	       ---	        24,000
                                                                                                    ---------
Total comprehensive income						                                                                     2,234,000
Tax benefit of stock options exercised	      ---	     93,000        ---	         ---	       ---	        93,000
Shares of common stock issued	             7,000     (45,000)       ---	         ---	   126,000         88,000
Purchase of treasury shares	                 ---	        ---	       ---	         ---	  (297,000)      (297,000)
Cash dividends paid	                         ---	        ---	       ---	    (522,000)       ---	      (522,000)
Equity in other capital changes of
  First Indiana Corporation, net of
  deferred income taxes	                     ---	        ---	       ---	     (31,000)       ---	       (31,000)
                                       ---------   ---------     ------   ----------    -------     ----------
Balance September 30, 1998             1,862,000  	3,597,000      2,000  	29,735,000   (171,000) 	  35,025,000

Comprehensive Income:
Net income October 1 to December
  31, 1998 	                                 ---	        ---	       ---	     655,000        ---	       655,000
Unrealized loss on short-term invest-
 ments net of deferred income taxes	         ---	        ---	   (21,000)         ---	       ---	       (21,000)
                                                                                                       -------
    Total comprehensive income						                                                                   634,000
Tax benefit of stock options exercised	      ---	      2,000        ---	         ---	       ---	         2,000
Purchase of treasury shares	                 ---	        ---	       ---	         ---	  (167,000) 	    (167,000)
Equity in other capital changes of
  First Indiana Corporation, net of
  deferred income taxes	                     ---	        ---	       --- 	    (31,000)      ---	        (31,000)
                                       ---------   ---------     ------   ----------    -------     ----------
Balance December 31, 1998 	            1,862,000   3,599,000    (19,000)  30,359,000  	(338,000)    35,463,000

Comprehensive Income:
Net income January 1 to September
  30, 1999                                   ---	        ---	       ---  	 2,644,000        ---	     2,644,000
Unrealized gains on short-term invest-
 ments net of deferred income taxes	         ---	        ---	     1,000      ---	           ---	         1,000
                                                                                                     ---------
   Total Comprehensive Income                                                                        2,645,000
Tax benefit of stock options exercised	      ---	     80,000        ---	     ---	           ---	        80,000
Reissuance of treasury shares	               ---	   (137,000)       ---	     ---	     1,495,000  	   1,358,000
Purchase of treasury shares	                 ---	        ---	       ---	     ---	    (2,690,000)    (2,690,000)
Cash dividends paid	                         ---	        ---	       ---	    (566,000)       ---	      (566,000)
Equity in other capital changes of
  First Indiana Corporation, net of
  deferred income taxes	                     ---	        ---	       ---	    (257,000)       ---	      (257,000)
                                       ---------   ---------    -------   ----------   ---------    ----------
Balance September 30, 1999 	          $1,862,000  $3,542,000  	($18,000) $32,180,000 ($1,533,000) 	$36,033,000
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See accompanying Notes to Condensed Consolidated Financial Statements.